                                                                    EXHIBIT 10.4


                                    AGREEMENT

     THIS AGREEMENT (this "Agreement") is dated as of February 4, 2001, by and among MindArrow Systems, Inc., a Delaware corporation (the "Company"), Thomas J. Blakeley, an individual ("Blakeley"), and Eric A. McAfee, an individual ("McAfee").

                                    RECITALS

     A. U.S. Stock Transfer Corporation, the Company's transfer agent ("Transfer Agent"), has informed the Company of a discrepancy (the "Discrepancy") between the number of shares of the Company's common stock listed as issued and outstanding in the name of Cede & Co ("DTC") on the records of the Transfer Agent as compared to the number of shares of the Company's common stock which DTC reports to be issued and outstanding in its name based on stock certificates of the Company issued to it.

     B.  The amount of the Discrepancy, as more fully described in Exhibit A,
                                                                   ---------
attached hereto, is 1,108,051 shares of the Company's common stock (the
"Shares").

     C. Pursuant to Section 8-401 of the Delaware Uniform Commercial Code, if a holder of valid certificates representing shares of the Company's common stock meets the conditions set forth in Section 8-401 of the Delaware Uniform Commercial Code and requests that the Company register a transfer of its shares, and if such holder is a "Protected Purchaser" as such term is defined in Section 8-303 of the Delaware Uniform Commercial Code, then the Company is statutorily under a duty to register such transfer.

     D. Pursuant to Section 8-401 of the Delaware Uniform Commercial Code, the Company may be liable for losses incurred by a Protected Purchaser resulting from unreasonable delay by the Company in registration, or failure or refusal to register the requested transfer.

     E. Although this Corporation is continuing its investigation of the Discrepancy, it has been unable to determine that any of the Shares are held of record or beneficially owned by persons other than Protected Purchasers or are not valid certificated securities of the Corporation.

     F. As a result of such statutory obligation, the Board of Directors of the Company has resolved to treat the Shares as duly and validly issued, fully paid and non-assessable until and unless the Company determines that a holder of Shares is not a Protected Purchaser or the Shares are not valid certificated securities.

     G. Blakeley is a co-founder and the Co-Chairman of the Board of Directors of the Company and is the beneficial owner of 1,778,136 shares of the Company's common stock (the "Blakeley Shares").

     H. McAfee is a co-founder and the Co-Chairman of the Board of Directors of the Company and is the beneficial owner of 1,385,527 shares of the Company's common stock (the "McAfee Shares").

     I. As co-founders of the Company and as the two largest shareholders of the Company, Blakeley and McAfee have a significant interest in resolving the Discrepancy.

     In consideration of the representations, warranties, covenants and agreements contained in this Agreement (including the payment of the expenses specified in Section 2.4 hereof) and as an inducement to cause the Company to instruct the Transfer Agent to treat, subject to applicable law, the Shares as outstanding shares of Common Stock and to recognize and record transfers of the Shares, the parties agree as follows:

1.   Surrender and Cancellation of Shares.
     ------------------------------------

     1.1 Blakeley hereby contributes 554,025 shares of common stock of the Company to the Company, such shares to be cancelled by the Company (the "Blakeley Cancellation Shares"); provided, however, that if requested by the Company, Blakeley shall effect such contribution by transferring the Blakeley Cancellation Shares to the Depository Trust Company (or its nominee) (the "DTC") concurrently with the transfer by DTC, to the Company for cancellation, of share certificates representing 554,025 of the Shares. Blakeley hereby delivers or agrees to promptly deliver (and in any event within ten business days from the date hereof) to the Company Stock Certificate No. 65 along with an executed stock power with a signature guarantee for the purpose of effecting such contribution or transfer. The Company shall cause a new stock certificate to be issued and returned to Blakeley for the amount by which the share certificates exceed the number of Blakeley Cancellation Shares.

     1.2 McAfee hereby contributes 554,026 shares of common stock of the Company to the Company, such shares to be cancelled by the Company (the "McAfee Cancellation Shares"); provided, however, that if requested by the Company, McAfee shall effect such contribution by transferring the McAfee Cancellation Shares to the DTC concurrently with the transfer by DTC, to the Company for cancellation, of share certificates representing 554,026 of the Shares. McAfee hereby delivers or agrees to promptly deliver (and in any event within ten business days from the date hereof) to the Company Stock Certificates Nos. 17 and 19 along with an executed stock power with a signature guarantee for the purpose of effecting such contribution or transfer. The Company shall cause a new stock certificate to be issued and returned to McAfee for the amount by which the share certificates exceed the number of McAfee Cancellation Shares.

     1.3 Blakeley and McAfee each hereby agree to execute such additional documents and provide the Company's transfer agent with any further assurances as may be necessary to effect the cancellation or transfer of the Blakeley Cancellation Shares and the McAfee Cancellation Shares, respectively.

2.   Covenants of the Company.
     ------------------------

     2.1 Company agrees to use commercially reasonable efforts to investigate the Discrepancy and pursue any rights it may have with respect to the Shares or against any party that may have acted wrongfully with respect to the issuance or transfer of the Shares; provided that the Company's Board of Directors may determine the extent to which any such claims and the probability of recovery shall warrant action. In the event that the Company shall determine not to pursue a claim it shall, at the request of either Blakeley or McAfee (or both) assign to Blakeley and McAfee (or if only one of Blakeley and McAfee requests such assignment, to the requesting party provided that the Company and the requesting party have given at least 20 business days notice (the "Notice Period") to the other party of the request for the assignment and the other party shall have the right during the Notice Period to elect to be a co-assignee by giving notice thereof to the Company) the Company's right and interest in such claim for no additional consideration. In the event that the Company makes an assignment to Blakeley or McAfee (but not both of them), then the parties acknowledge that assignee may pursue the claim and shall be exclusively entitled to whatever recovery is obtained. In the event that the Company makes an assignment to Blakeley and McAfee (both of them and not just one), then Blakeley and McAfee hereby agree to cooperate together in the pursuit of the claims and shall share expenses and any recovery obtained equally.

     2.2 In the event that, pursuant to Section 2.1, the Company recovers any of the Shares from any improper issuance of the Shares, it shall, subject to Sections 2.4 and 2.5:

          (a) issue to Blakeley in shares of common stock of the Company that number of shares determined by the following formula: Number of shares = A multiplied by B, where (A) equals fifty percent (50%), and (B) equals the number of shares of Common Stock of the Company recovered by the Company pursuant to
Section 2.1; and

          (b) issue to McAfee in shares of common stock of the Company that number of shares determined by the following formula: Number of shares = A multiplied by B, where (A) equals fifty percent (50%), and (B) equals the number of shares of Common Stock of the Company recovered by the Company pursuant to
Section 2.1.

     2.3 In the event that, pursuant to Section 2.1, the Company recovers any cash or other property (other than Shares), it shall, subject to Sections 2.4 and 2.5:

          (a) issue to Blakeley in shares of common stock of the Company that number of shares determined by the following formula: Number of shares = (A X B) divided by C, where (A) equals fifty percent (50%), (B) equals the cash and/or fair market value (as determined in good faith by a majority of the Company's board of directors) of the other property recovered by the Company pursuant to
Section 2.1 and (C) equals $4.50; and

          (b) issue to McAfee in shares of common stock of the Company that number of shares determined by the following formula: Number of shares = (A X B) divided by C, where (A) equals (50%), (B) equals the cash and/or fair market value (as determined in good faith by a majority of the Company's board of directors) of the other property recovered by the Company pursuant to Section
2.1 and (C) equals $4.50.

     2.4  Repayment of Expenses.
          ---------------------

          (a) Prior to issuing any shares to Blakeley pursuant to Section 2.2 or Section 2.3, the Company shall first deduct from such issuance (or issuances) an aggregate of 16,000 shares (representing $72,000 in expenses paid by the Company on behalf of Blakeley).

          (b) Prior to issuing any shares to McAfee pursuant to Section 2.2 or Section 2.3, the Company shall first deduct from such issuance (or issuances) an aggregate of 16,000 shares (representing $72,000 in expenses paid by the Company on behalf of McAfee).

     2.5  Limitation on Recovery.
          ----------------------

          (a) Notwithstanding anything herein to the contrary, the Company shall have no obligation under this Agreement to issue shares to Blakeley after Blakeley has received 554,025 shares of Common Stock pursuant to this Agreement.

          (b) Notwithstanding anything herein to the contrary, the Company shall have no obligation under this Agreement to issue shares to McAfee after McAfee has received 554,026 shares of Common Stock pursuant to this Agreement.

3.   Representations and Warranties by Blakeley.  Blakeley represents and
     ------------------------------------------
warrants to Company as follows:

     3.1  Title to Stock.   Blakeley is the beneficial and record owner of the
          --------------
Blakeley Cancellation Shares, and, except as set forth on Schedule 3.1, has good and marketable title thereto, free and clear of any liens, encumbrances, security agreements, equities, pledges, assessments, options, claims, charges, conditions, and restrictions, other than those created or evidenced by this Agreement.

     3.2  Binding Agreement.  This Agreement has been executed and delivered by
          -----------------
Blakeley, and this Agreement is a valid and binding obligation of Blakeley enforceable in accordance with its terms.

     3.3  Conflicts.  Except as set forth in Schedule 3.3, Blakeley is not
          ---------
subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement or compliance by Blakeley with the terms, conditions and provisions hereof, including without limitation the sale and cancellation of the Blakeley Shares pursuant to Section 1.1 above. Except as set forth in Schedule 3.3, no consent of any person or entity is necessary for the consummation of the transactions contemplated hereby by Blakeley.

4.   Representations and Warranties by McAfee.  McAfee represents and warrants
     ----------------------------------------
to Company as follows:

     4.1  Title to Stock.  McAfee is the beneficial and record owner of the
          --------------
McAfee Cancellation Shares, and, except as set forth on Schedule 4.1, has good and marketable title thereto, free and clear of any liens, encumbrances, security agreements, equities, pledges, assessments, options, claims, charges, conditions, and restrictions, other than those created or evidenced by this Agreement.

     4.2  Binding Agreement.  This Agreement has been executed and delivered by
          -----------------
McAfee, and this Agreement is a valid and binding obligation of McAfee enforceable in accordance with its terms.

     4.3  Conflicts.  Except as set forth on Schedule 4.3, McAfee is not
          ---------
subject to, or a party to, any mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or

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character, which would prevent consummation of the transactions contemplated by this Agreement or compliance by McAfee with the terms, conditions and provisions hereof, including without limitation the return and cancellation of the McAfee Shares pursuant to Section 1.2 above. Except as set forth on Schedule 4.3, no consent of any person or entity is necessary for the consummation of the transactions contemplated hereby by McAfee.

5.   Arbitration.  All claims, disputes and other matters in question arising
     -----------
out of, or relating to, this Agreement or the performance hereof, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, does not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE ("JAMS"), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures:

     5.1 Company on the one hand and Blakeley or McAfee, as applicable, on the other hand shall each appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days. If the party-appointed arbitrators fail to appoint a third arbitrator within the ten
(10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules.

     5.2  Reasonable discovery shall be allowed in arbitration.

     5.3 All proceedings before the arbitrators shall be held in Orange County, California. The governing law shall be as specified in Section 9.

     5.4 The award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.

     5.5 The award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators.

     5.6 The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.

6.   Counsel to the Company.  O'Melveny & Myers LLP is legal counsel to the
     ----------------------
Company. Each of Blakeley and McAfee acknowledges that O'Melveny & Myers LLP (i) has represented the Company in this Agreement; (ii) does not represent, and has not represented in connection with this Agreement, either Blakeley or McAfee; and (iii) is not providing tax or other advice or counsel to Blakeley or McAfee in connection with the transactions effected hereby. Each of McAfee and Blakeley acknowledges that he has been advised to engage his own legal counsel or other professional advisors and has either engaged such separate counsel or advisors or has waived the opportunity to do so.

7.   Amendment/Stock Adjustments.  This Agreement may not be amended except by
     ---------------------------
an instrument in writing signed on behalf of each of the parties. The share numbers contained

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herein shall be proportionately adjusted for any stock splits or stock dividends the Company effects after the date hereof.

8.   Notices.  All notices, requests, claims, demands and other communications
     -------
under this Agreement shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Company:             MindArrow Systems, Inc.
         -------------              101 Enterprise, Suite 340
                                    Aliso Viejo, California 92656
                                    Facsimile: (949) 916-8713
                                    Attention: Robert Webber


         If to Blakeley:            2025 Via Teca
         --------------             San Clemente, CA 92673
                                    Facsimile: (949) 361-8532
                                    Attention: Thomas Blakeley

         If to McAfee:              14494 Nutwood Lane
         ------------               Saratoga, CA 95070
                                    Facsimile: (408) 873-0550
                                    Attention: Eric McAfee


9.   Governing Law.  This Agreement and the legal relations among the parties
     -------------
hereto shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into and to be wholly performed within such State.

10.  Counterparts.  This Agreement may be executed simultaneously in two or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.  Entire Agreement.  This Agreement, including the Exhibit attached hereto,
     ----------------
sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof.

12.  Third Parties.  Except as specifically set forth or referred to herein,
     -------------
nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

13.  Specific Performance.  The parties acknowledge that each party would not
     --------------------
have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized or other duly authorized representatives, all as of the date first written above.

                                     COMPANY:


                                     MindArrow Systems, Inc.,
                                     a Delaware corporation


                                     By:  /s/ Robert Webber
                                          ------------------------------
                                     Name:  Robert Webber
                                     Title: Chief Executive Officer



                                     BLAKELEY:

                                     /s/ Thomas Blakeley
                                     ------------------------------
                                     Thomas J. Blakeley



                                     MCAFEE:

                                     /s/ Eric McAfee
                                     ------------------------------
                                     Eric A. McAfee

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                                   EXHIBIT A

================================================================================
                                                 Shares Report
Certificate      Date Issued          DTC        on Records of     Difference
   No.             to DTC           Shares       Transfer Agent    in Shares
-------------------------------------------------------------------------------
  15318          05/21/1999         365,541          38,799         326,742
-------------------------------------------------------------------------------
  15653          09/27/1999         136,000            --           136,000
-------------------------------------------------------------------------------
  15654          09/27/1999          71,300            --            71,300
-------------------------------------------------------------------------------
  15917          11/16/1999          50,108            --            50,108
-------------------------------------------------------------------------------
  15933          12/29/1999          41,635            --            41,635
-------------------------------------------------------------------------------
  15935          12/29/1999          32,767             600          32,167
-------------------------------------------------------------------------------
  15936          12/29/1999         113,972            --           113,972
-------------------------------------------------------------------------------
  15946          01/05/2000          45,395             600          44,795
-------------------------------------------------------------------------------
  17004          04/07/2000          12,985            --            12,985
-------------------------------------------------------------------------------
  17021          04/19/2000          29,980             380          29,600
-------------------------------------------------------------------------------
  17023          04/19/2000         479,735         262,738         216,997
-------------------------------------------------------------------------------
  17134          06/22/2000           1,750            --             1,750
-------------------------------------------------------------------------------
  17135          06/22/2000          30,000            --            30,000
-------------------------------------------------------------------------------
  Totals                          1,411,168         303,117       1,108,051
===============================================================================

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                                  Schedule 3.1

The Blakeley Cancellation Shares are subject to the restrictions on transfer contained in that certain Tag Along Agreement, dated September 1999, between Blakeley, McAfee, the Company and @Onex LLC, a Delaware limited liability company.

                                       10
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                                  Schedule 3.3

The Blakeley Cancellation Shares are subject to the restrictions on transfer contained in that certain Tag Along Agreement, dated September 1999, between Blakeley, McAfee, the Company and @Onex LLC, a Delaware limited liability company.

                                       11
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                                  Schedule 4.1

The McAfee Cancellation Shares are subject to the restrictions on transfer contained in that certain Tag Along Agreement, dated September 1999, between Blakeley, McAfee, the Company and @Onex LLC, a Delaware limited liability company.

A portion of the McAfee Cancellation Shares have been pledged to the Company pursuant to that certain Indemnification Agreement, dated October 25, 1999 between the Company and McAfee.

                                  Schedule 4.3

The McAfee Cancellation Shares are subject to the restrictions on transfer contained in that certain Tag Along Agreement, dated September 1999, between Blakeley, McAfee, the Company and @Onex LLC, a Delaware limited liability company.

A portion of the McAfee Cancellation Shares have been pledged to the Company pursuant to that certain Indemnification Agreement, dated October 25, 1999 between the Company and McAfee.

                                       13